Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

January 18, 2024

Siebert Financial Corp.

653 Collins Avenue

Miami Beach, FL 33139

Re:	Siebert Financial Corp. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as securities counsel to Siebert Financial Corp., a New York corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the resale from time to time by the selling stockholder of the Company named in the Registration Statement (the “Selling Stockholder”) of up to 8,075,607 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that were issued in connection with that certain First Tranche Stock Purchase Agreement (including all appendices, exhibits and schedules attached thereto), dated as of April 27, 2023, by and between the Company and the Selling Stockholder (as amended or modified from time to time in accordance with its terms, the “Purchase Agreement”).

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Certificate of Incorporation and the Bylaws of the Company; (b) resolutions of the Board of Directors of the Company; (c) the Registration Statement and the exhibits thereto; (d) the Purchase Agreement and (e) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

437 Madison Ave., 25th Floor, New York, New York 10022-7001 Phone: (212) 509-3900 Fax: (212) 509-7239 Website: www.msk.com

January 18, 2024

Based on the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and the Shares are validly issued, fully paid and nonassessable.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the resale of the Shares. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the current federal laws of the United States and the New York Business Corporation Law. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement, to the use of our name as the Company’s counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Mitchell Silberberg & Knupp LLP
MITCHELL SILBERBERG & KNUPP LLP